                                                      Exhibit 10.8 of Item 15

CONFIDENTIAL

December 20, 2002

John Prufeta

Re: Separation Agreement and General Release

Dear John:

This letter  proposes the following  Separation  Agreement  and General  Release
("Agreement")  between you and Medix Resources,  Inc., (the "Company") regarding the terms of your release and separation from Medix.

I.   Background

     A.   You were employed by the Company as Chief Executive Officer.

     B.   Your employment has been terminated.

II.  Terms of Agreement

To effect the  termination  of your  employment  and to provide you with certain benefits  that you would not otherwise be entitled to, you and the Company agree as follows:

     1.   On  September  24,  2002 your  services  with the  Company  officially terminated.

     2.   You  shall  resign  your  position  on the  Medix  Board of  directors effective upon signing this Agreement.

     3.   Your   termination   from  the   Company   will  be   categorized   as
          termination-without-cause,  the Employment Agreement dated February 1,
          2002 is all aspects null and void.  This Agreement  supersedes any and all other  agreements  between you and Medix with the exception of the
          OPTION PLAN.

     4.   This  Agreement  shall not be in any way  construed as an admission by either party that it has acted wrongfully with respect to the other or any other  person  or  entity,  or that  either  party has any  rights whatsoever against the other.

     5.   Even if you do not sign this Agreement,  you will be offered  benefits to which  you are  entitled  under  the  Consolidated  Omnibus  Budget
          Reconciliation  Act of 1985  ("COBRA"),  and you retain  all  benefits under the Company's 401(k) Plan if you are a participant.

     6.   In the event you do not sign this  Agreement or revoke your  signature after signing,  the Company will not convert your ISO options to NQO's and you will have 30 days from your  revocation date to exercise those options and the requisite  provisions of your employment agreement are
          in  effect   including   non-competition,   confidentiality   and  non
          solicitation.

          Notwithstanding  the  additional 30 days within which your options ISO options  may be  exercised,  you  acknowledge  that you  shall  not be permitted to exercise your unexercised  options pursuant to the Option
          Plan  until the  expiration  of the  revocation  period  described  in
          Paragraph  15 below.  In the  event you  revoke  this  Agreement,  the
          Company  reserves all rights to consider your  termination as either a resignation or a termination for cause under either the Option Plan or your Employment Agreement and reserves all of it's rights with respect to your NQO and ISO options, including considering your termination as for cause.

     7.   In exchange for the promises  contained in this  Agreement and release of  claims  as set  forth  below,  and  provided  that you  sign  this
          Agreement and return it to me by December 22, 2002,  and do not revoke this Agreement as set forth in Paragraph 15(d):

          a.   The Company will commencing with the next payroll period, pay you twelve  months of continued  salary in the amount of your current base monthly salary beginning to be paid on a bi-weekly basis and in accordance with the Company's normal payroll process.

          b.   The Company shall at its option pay you for your unused  vacation of 19 days either at the next  payroll  period or ratably  during the twelve-month salary continuation.

          c.   The  Company  will  within  5  days  of  the  expiration  of  the revocation period herein,  reimburse your expenses,  in an amount not to exceed $7,150.00, during the week of January 1, 2003.

          d.   Upon the  expiration of the revocation  period  provided you have not revoked the Agreement, the Company will take steps to convert your ISO stock options to NQO's.

          e.   The  Company  will  within  5  days  of  the  expiration  of  the revocation  period  herein pay you $3,900  for  reimbursement  of furniture expenses.

          f.   The  Company  will  within  30  days  of  the  expiration  of the revocation  period  herein  pay you  $4,500  as an  incentive  to execute this Agreement.

          g.   The Company will beginning on January 1, 2003 commence to pay you
               $5,000 per month  towards the  principal on your two loans to the
               Company in the amounts of $65,000  each,  made  separately on May
               2002 and  August  2002.  The loan  shall be due in full on May 1,
               2003.  Each payment  hereunder  shall have a 15-day grace period.
               Interest shall accrue at the rate of 5% from the respective dates the books and  records  of the  Company  reflect  receipt  of the funds.  In the  event of a  default  under  the terms of the loan provision herein, the loan shall accelerate and interest shall be computed at the rate of 15%.

          h.   In recognition of your willingness to lend the Company money at a time  when the  prospect  of  repayment  was dim,  as well as you deferral of salary continuation from September until the next pay period  the  Company  shall  accelerate  the  vesting  of 250,000 options  at $.50,  such  vesting  to  occur  as of the date  this
               Agreement becomes effective.

          i.   The  Company  will  indemnify  you and hold you  harmless  to the
               fullest   extent   permitted  by  law  and  the  by-laws  of  the
               corporation  provided  same does not conflict  with the Company's
               Directors and Officers insurance policy.

          j.   (i) The  Company,  it's  officers  and  Directors  (the  "Company
               Releasors")   hereby   release  you  from  any  and  all  claims,
               liabilities,  promises,  actions,  damages and the like, known or unknown,  which  they  ever had  against  you  arising  out of or
               relating  to  your   employment   with  the  Company  and/or  the
               termination of your employment with the Company.  This release is intended to be  comprehensive,  except that it shall not apply to any fraudulent actions or failures to act, any willful misconduct or willful failure to act, for which you would not be entitled to
               indemnification   as  provided  in  Paragraph  7(i),  above  (the
               "Excepted Claims").

               (ii) The  Company  Releasors  shall not  bring  any legal  action against  you for any claim  waived and  released  under this
                    Agreement.  The Company Releasors represent and warrant that no such claim has been filed to date. The Company  Releasors further  agree that should they bring any type of proceeding of any kind,  administrative  or legal action arising out of claims waived under this Agreement,  or out of any claims or facts arising during the course of your employment they will bear all legal  fees and costs,  including  those you incur.
                    The  Company  Releasors  further  covenant  not to bring any claim or testify against you absent legal process.

               (iii)Provided  that  you  are  not in  material  breach  of  this
                    Agreement,  the Company  Releasors  agree that they will not file or commence any  complaint,  charge,  or action against you alleging  wrongdoing  pertaining to your employment with the  Company  or the  termination  thereof,  other than with respect to any Excepted Claims.  The Company Releasors agree that if any  governmental  agency or any court or arbitrator hereafter assumes jurisdiction of any complaint,  charge, or action  against you, that they will not  participate in such proceeding  or  action,  as a witness or  otherwise,  unless compelled by subpoena or court order to do so and only after giving you immediate advance written notice of such subpoena or order and all cooperation  reasonably required by you, at
                    your  expense   (unless   covered  by  the   indemnification
                    provisions  of this  Agreement),  to  challenge or limit the same. (iv) If in the course of any  litigation,  the release and waiver contained in this Agreement is deemed to be valid by a court of competent jurisdiction and is thereby a bar to a claim by the Company Releasors, then the Company Releasors
                    shall  pay  your   reasonable   costs  and  attorney's  fees
                    pertaining to the  investigation  and defense of such action or proceeding.

               (v)  Nothing  contained  herein  shall be  deemed to  release  or discharge any claim based upon a breach of this Agreement

     8.   In  consideration  of the promises  contained in this  Agreement,  you agree:

          a.   On  behalf  of  yourself,  individually  in  your  capacity  as a shareholder or option holder and anyone  claiming  through you or who's rights emanated from you,  irrevocably and  unconditionally to release,  acquit and forever  discharge the Company and/or its
               parent  corporation,   subsidiaries,   divisions,   predecessors,
               successors and assigns,  as well as each of their respective past
               and  present  officers,   directors,   employees,   shareholders,
               trustees, joint venturers,  partners, and anyone claiming through them  (hereinafter  "Releasees"  collectively),  in each of their individual and/or corporate capacities,  from any and all claims, liabilities,  promises,  actions,  damages and the like, known or unknown,  which you ever had against any of the Releasees arising out of or relating to your employment with the Company and/or the termination  of your  employment  with the  Company.  Said claims include,  but are not limited to: (1)  employment  discrimination
               (including claims of sex discrimination and/or sexual harassment)
               and  retaliation  under  Title VII (42  U.S.C.A.  2000e etc.) and
               under  42   U.S.C.A.   section   1981  and  section   1983,   age
               discrimination under the Age Discrimination in Employment Act (29
               U.S.C.A.  sections  621-634)  and/or any other relevant  federal, state  statutes or municipal  ordinances;  (2) any and all claims under the Americans with Disabilities Act (3) disputed wages; (4)
               wrongful  discharge  and/or  breach  of  any  alleged  employment contract;  and (5) claims based on any tort,  such as invasion of privacy,  defamation,  fraud and infliction of emotional distress or any  other  theory  or  concept  or cause of  action in law or equity.

          b.   That you shall not bring  any  legal  action  against  any of the
               Releasees for any claim waived and released  under this Agreement and that you  represent  and warrant  that no such claim has been filed to date.  You further  agree that should you bring any type of proceeding of any kind, administrative or legal action arising out of claims waived under this  Agreement,  or out of any claims or facts arising  during the course of your  employment  you will bear all legal fees and costs,  including  those of the Releases.
               In the event you initiate a proceeding  contemplated to be waived and  released  herein you agree that as a condition  precedent to same you  shall  return to Medix  the full  amount of any  salary continuation  payments and  surrender any  unexercised  converted
               ISO's In the event you have  exercised  the  converted  ISO's you shall  transfer to Medix the  exercised  stock or the fair market value in cash or  Medix  stock  as of the day you  exercised  the options.  You further  covenant not to bring any claim or testify against the company absent legal process.

          c.   You  agree  that  if any  governmental  agency  or any  court  or arbitrator  hereafter  assumes  jurisdiction  of  any  complaint, charge, or action against the Company you will not participate in such  proceeding  or action,  as a witness or  otherwise,  unless compelled  by  subpoena  or court  order to do so and only  after giving  the  Company  immediate  advance  written  notice of such subpoena or order and all cooperation  reasonably required by the
               Company,  at its expense,  to  challenge  or limit the same.  The
               Company  will  provide  you with  defense  with  respect to prior conduct of your as a company  employee,  but no  defense  will be provided  respecting  conduct  involving your  individual,  ultra vires the Company conduct or conduct otherwise prohibited herein.

          d.   Provided the company is not in material breach of this Agreement, you  agree  that you will not  file or  commence  any  complaint,
               charge,  or  action  against  the  Company  alleging   wrongdoing
               pertaining to your employment with the Company or the termination thereof,  except that, in the event the only such breach at issue is a default under Paragraph 7(g), your remedy shall be an action to collect the amount due thereunder in the event of default.

          e.   Notwithstanding  the  execution  of this  Agreement,  should  you commence any action or proceeding  against the Company pertaining to the subject  matter of the release or any waiver  contained in this  Agreement,  you  shall  as a  condition  precedent  to  the prosecution  of such  action  cause to be returned to the Company the full amount of any  profits  realized by you in the course of exercising  any  ISO's  that  were  converted  to  NQO's  and all remaining unexercised options shall immediately expire.

          f.   If in the  course  of any  litigation,  the  release  and  waiver contained  in this  Agreement is deemed to be valid by a court of competent  jurisdiction and is thereby a bar to your claim,  then you shall pay the Company's  reasonable costs and attorney's fees pertaining  to the  investigation  and  defense of such action or proceeding.

          g.   Nothing  contained herein shall be deemed to release or discharge any claim based upon a breach of this Agreement.

     9.   This  Agreement  shall be binding on the parties and upon their heirs, administrators, representatives, executors, successors and assigns and
          shall   inure  to  their   benefit   and  to  that  of  their   heirs,
          administrators, representatives, executors, successors and assigns.

     10.  On or before  December  22, 2002 you will return all of the  Company's property in your possession including, but not limited to, things such as financial documents,  business models,  contracts,  customer lists,
          mailing   lists,   account   information,   price  lists  and  pricing
          information and all of the tangible and intangible  property belonging to the Company and relating to your employment  with the Company.  You further  represent  and warrant that you have not retained any copies, electronic or otherwise, of such property.

     11.  You will cooperate  fully,  at reasonable  times and places,  with the
          Company   in  its   defense   of  or   other   participation   in  any
          administrative,  judicial or other proceeding arising from any charge, complaint or other action that has been or may be filed. Out-of-pocket expenses  you may  incur in  connection  with the  foregoing  shall be reimbursed by the Company. In addition, should efforts on your part in connection with this paragraph exceed a total of one (1) business day, then your services thereafter shall be compensated at a reasonable per diem rate.

     12.  You  warrant  and  represent  that you have not filed  any  complaint, action or any other  matter  nor  initiated  any  proceeding  with any administrative  or  regulatory  body on either a  municipal,  state or federal level.

     13.  You and the Company agree that neither will make any comments relating to the other or, in your case,  the  Company's  employees or directors which  are  critical,  derogatory  to the  other or which  may tend to injure  the  business  of the other,  to anyone  outside of the senior management and directors of the Company,  unless required by law or in connection with any action or proceeding to enforce this Agreement.

     14.  In  the  event  either  party  materially  breaches  any of his or its
          obligations   under  this  Agreement   (subject  to  Paragraph  8(d)),
          including specifically Paragraph 13 above, any outstanding obligations of the non-breaching party hereunder shall immediately  terminate and, in your case any payments previously made to you pursuant to Paragraph
          3 shall be returned to the Company (other than loan repayment).

     15.  You also  acknowledge  that you have  been  informed  pursuant  to the federal Older Workers Benefit Protection Act of 1990 that:

          a.   You have the right to consult  with an  attorney  before  signing this Agreement.  You have been  represented by Ira Sessler,  Esq, and Maury  Josephson,  Esq. and you are satisfied with the advice and counsel they have provided you;

          b.   You  do  not  waive  rights  or  claims  under  the  federal  Age
               Discrimination  in  Employment  Act that may arise after the date this waiver is executed;

          c.   You have had twenty-one (21) days to consider this Agreement; and

          d.   You have seven (7) days after  signing  this  Agreement to revoke the Agreement, and the Agreement will not be effective until that revocation period has expired.

     16.  The provisions of this  Agreement are  severable.  If any provision is held to be invalid or unenforceable,  it shall not affect the validity or enforceability of any other provision.

     17.  This  Agreement  sets forth the entire  agreement  between you and the
          Company and supersedes any and all prior oral or written agreements or understandings  between  you and the  Company  concerning  the subject matter of this Agreement.  This Agreement may not be altered,  amended or modified,  except by a further  written  document signed by you and the Company.

     18.  Each party agrees that at any time, and from time to time,  before and after  the  consummation  of the  transactions  contemplated  by  this
          Agreement, it will do all such things and execute and deliver all such
          other   agreements,   instruments   and  other   documents  and  other
          assurances,  as the  other  party  or  its  counsel  reasonably  deems necessary or desirable in order to carry out the terms and  conditions of this  Agreement  and the  transactions  contemplated  hereby  or to facilitate  the enjoyment of any of the rights created hereby or to be created hereunder.

     19.  The validity,  interpretation,  construction  and  performance of this
          Agreement shall be governed by, and construed in accordance  with, the applicable  laws of the United  States of America  and the laws of the
          State of New York  applicable to contracts  made and performed in such
          State  and,  in any  event,  without  giving  effect to any  choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

     20.  You  represent  that you fully  understand  your  right to review  all aspects of this  Agreement  with an attorney of your choice,  that you have had the  opportunity  to consult with an attorney of your choice, that you have carefully  read and fully  understand all the provisions of this Agreement and that you are freely,  knowingly and  voluntarily entering into this Separation Agreement and General Release.

          If you are willing to enter into this  Agreement,  please signify your acceptance in the space indicated  below, and return to me. As I noted
          earlier, this Agreement will not become effective until seven (7) days after the date you sign this Agreement.

PLEASE READ CAREFULLY.  YOU ARE GIVING UP ANY LEGAL CLAIMS THAT YOU HAVE AGAINST
THE COMPANY BY SIGNING THIS AGREEMENT. Very truly yours,

----------------
 Patrick W. Jeffries
 Chairman of the Board

Accepted and agreed to on this ____ day of ____________, 2002

-------------------
John Prufeta